CINDY SHY, P.C.
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                          A PROFESSIONAL CORPORATION




                                August 3, 2001

USAOneStar.Net, Inc.
1 Executive Boulevard, Suite LL1
Owensboro, KY 42301


       Re:  USAOneStar.Net, Inc.
            Registration Statement on Form S-8
            Filed on or about August 6, 2001

USAOneStar.Net, Inc.:

       We are acting as counsel to USAOneStar.Net, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the above-referenced registration statement on Form S-8 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") on or about August 6, 2001. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of 685,000 common shares, par value $0.001, to be issued by the Company pursuant to consultant agreements.

      This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-B promulgated under the Act.

       In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:
      (i) the Articles of Incorporation and bylaws of the Company, as amended;
      (ii) certain resolutions and written consents of the Board of Directors of the Company relating to the issuance and registration of the shares;
      (iii) a copy of each Consultant Agreement;
      (iv) declarations from each participating consultant respecting the types of services he or she will render for the common shares;
      (v)   the Registration Statement; and
      (vi) such other documents as we have deemed necessary or appropriate as the basis for the opinions set forth below.

       In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have further assumed that the recipients of the common shares to be issued under the agreement will have paid the consideration required under the terms of the agreement prior to the issuance of the shares, and


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       525 South 300 East * Salt Lake City, Utah 84111 * (801) 323-2392


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USAOneStar.Net, Inc.
August 3, 2001
Page 2

that none of the services performed by the recipients shall be related to "capital raising" transactions.

      As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

      Based upon the foregoing and subject to the limitations of the consultant agreements, we are of the opinion that the 685,000 common shares to be issued by the Company, when issued, will be duly authorized and validly issued, and fully paid and non-assessable.

      This opinion is expressly limited in scope to the shares described herein and which are to be expressly covered by the above referenced Registration Statement and does not cover any subsequent issuances of any securities to be made in the future pursuant to any other plans, if any, pertaining to services performed in the future. Any such transactions are required to be included in a new registration statement or a post-effective amendment to the above referenced registration statement, which will be required to include a revised or a new opinion concerning the legality of the securities to be issued.

      We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.



                                   /s/ Cindy Shy, P.C.

                                   Cindy Shy, P.C.